Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of UniTek Global Services, Inc., a Delaware corporation (the “Company”), does hereby certify to his knowledge that:

The Annual Report on Form 10-K for the year ended December 31, 2011 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Daniel Yannantuono
C. Daniel Yannantuono
Co-Manager of the Interim Office of the CEO

(Interim Co-Principal Executive Officer)

/s/ Ronald J. Lejman
Ronald J. Lejman
Co-Manager of the Interim Office of the CEO
(Interim Co-Principal Executive Officer)

Date:  March 7, 2012

/s/ Ronald J. Lejman
Ronald J. Lejman
Chief Financial Officer and Treasurer
(Principal Financial Officer)

Date:  March 7, 2012

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Periodic Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to UniTek Global Services, Inc. and will be retained by UniTek Global Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.